Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-113852) pertaining to the Capital Lease Funding, Inc. 2004 Stock Incentive Plan of our report dated March 8, 2005, except for Note 22, as to which the date is March 10, 2005, with respect to the consolidated financial statements and schedules of Capital Lease Funding, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
March 30, 2005